EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-220441) of PharmaCyte Biotech, Inc. and Subsidiaries of our report dated August 13, 2020 relating to the consolidated financial statements and consolidated financial statement schedules, which appears in this Form 10-K for the year ended April 30, 2020 listed in the accompanying index.

/s/Armanino LLP

San Jose, California

August 13, 2020